UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2009

NCI, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Compensation Plan

On June 10, 2009, stockholders of NCI, Inc. (the “Company”) approved The Amended and Restated 2005 Performance Incentive Plan (the “Plan”) at the annual meeting of stockholders.

Features of the Plan are summarized below.

Administration of the Plan; Eligibility

The Plan will be administered by our Compensation Committee, although the Committee may delegate its authority under the Plan to one or more officers, but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to awards intended to be exempt under Section 162(m) or to the extent such delegation is not permitted under the rules of The NASDAQ Stock Market.

Any person who is an officer, director, employee, or a consultant of ours or any of our subsidiaries, or any other entity in which we or our subsidiaries hold a substantial ownership interest, is eligible to be selected as a recipient of an award under the Plan. Currently, approximately 2,500 employees are anticipated to be eligible for awards under the Plan.

Stock Reserved; Stock Award Limits

The Plan authorizes the issuance of up to 3,500,000 shares of our Class A common stock. This is an increase of 105,264 shares, in the number of shares authorized under the Plan prior to the amendment and restatement. As of August 1, 2009 and on each August 1 thereafter 100,000 additional shares will be authorized under the Plan. If the amendment and restatement of the Plan is approved, then based on the number of shares previously issued or covered by outstanding awards as of April 20, 2009, 1,357,867 shares will be available for new awards under the Plan. No one participant may receive awards for more than 400,000 shares of common stock in any one calendar year.

Shares subject to an award under the Plan that are forfeited, or that otherwise terminate unexercised without issuance, or that are reacquired for their original purchase price, will again be available for award. Additionally, shares retained to satisfy withholding taxes will be available for new awards. Shares covered by a stock appreciation right (SAR) will be counted as issued only upon exercise.

In the event of any merger, consolidation, recapitalization, stock dividend, stock split, combination of shares or similar transaction or change in corporate structure affecting the shares, such adjustments will be made to the Plan and to the awards as the Committee deems appropriate.

Types of Awards That May Be Granted

The following types of awards may be granted under the Plan:

•	Incentive stock options, which are intended to qualify under Section 422 of the Code.

•	Nonqualified stock options, which are not intended to qualify as incentive stock options.

•

A stock appreciation right (SAR), which entitles the participant to receive an amount equal to the excess of (i) the fair market value on the date of exercise of stock covered by the surrendered stock appreciation right over (ii) the fair market value of the stock on the date the stock appreciation right was granted. The award can be paid in stock or cash, or both.

•

Restricted stock and other stock-based awards, which are awards of shares of common stock or awards based on the value of our common stock with the grant, retention, and/or vesting conditioned upon satisfaction of criteria determined by the Compensation Committee.

•

Incentive Awards, which represent the opportunity to receive an amount paid in cash, based on satisfaction of performance criteria established for a specific performance period as determined by the Compensation Committee.

Performance Criteria

For Awards that are intended to be performance-based, the Plan allows the use of a broad range of performance criteria, either individually or in any combination. The criteria can be applied to the Company as a whole or to one or more of the Company’s business units. The criteria can be measured either annually or over a period of years. Measurement can be done on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group.

Term; Modification of Plan

The Plan, as amended and restated, became effective June 10, 2009 and will terminate at the close of business on June 9, 2019, unless the Board terminates it prior to that date.

The Board can amend or terminate the Plan, except that stockholder approval is required (i) to increase the number of shares reserved and available for issuance; (ii) to change class of employees eligible to receive incentive stock options; or (iii) to make any amendment for which stockholder approval is required by any applicable law, regulation or rule, including any rule of The NASDAQ Stock Market.

New Plan Benefits

Because benefits under the Plan will depend on the Committee’s actions and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers, and other employees if the Plan is approved by the Company’s stockholders. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the Plan as amended and restated.

The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an award recognizes ordinary income. As stated above, this usually occurs upon exercise of nonqualified options and stock appreciation rights, the lapse of restrictions on incentive stock, and payment of incentive awards and other awards with deferred payment. No deduction is allowed in connection with an incentive stock option unless the employee disposes of Company stock received upon exercise in violation of the holding period requirements. Also there can be circumstances when the deduction is not allowed for certain transfers of company stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a change of control.

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and any of the three other most highly compensated executive officers, other than the Chief Financial Officer, except for compensation that is performance-based under a plan that is approved by the stockholders. Under the Plan, stock options would be treated as performance-based compensation. As described above, the Committee may condition other awards under the Plan on attainment of one or more performance criteria intended to permit such awards to qualify as performance-based compensation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description
4.1	The Amended and Restated 2005 Performance Incentive Plan (incorporated by reference from Appendix A to registrant’s Proxy Statement on Form DEF 14A, as filed with the Commission on April 30, 2009).

4.2	Form of The Amended and Restated 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: June 12, 2009	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Executive Vice President and Chief Financial Officer